Exhibit 10.7 - Security Agreement

EXECUTION COPY

SECURITY AGREEMENT

This SECURITY AGREEMENT (together with all exhibits and schedules hereto, as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 18, 2009, is made by PULITZER INC., a Delaware corporation (together with its successors and assigns, the “Company”), ST. LOUIS POST-DISPATCH LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), and each Subsidiary of the Company on the signature pages hereto (collectively, the “Initial Subsidiary Grantors”) and each of the other Persons (as defined below) that from time to time becomes an “Additional Grantor” pursuant to Section 12(m) of this Agreement (each, a “Grantor” and, collectively, the “Grantors”) in favor of the Collateral Agent, on behalf and for the benefit of the Secured Parties (as each such term is defined below).

RECITALS

A. Reference is made to that certain Note Agreement, dated as of May 1, 2000 (as amended, including pursuant to the Note Amendment (as defined below), and as in effect on the date hereof, and as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Note Agreement”), by and among St. Louis Post-Dispatch LLC, a Delaware limited liability company (the “Borrower”), and the Purchasers named therein, pursuant to which, subject to the terms and conditions set forth therein, the Borrower did issue and sell to such Purchasers, and such Purchasers did purchase from the Borrower, the Notes (as defined below).

B. Reference is also made to that certain Guaranty Agreement, dated as of May 1, 2000 (as amended, including pursuant to the Guaranty Amendment (as defined below), and as in effect on the date hereof, and as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Guaranty Agreement”), by and among the Company and the Purchasers, pursuant to which, subject to the terms and conditions set forth therein, the Company did guarantee the full, complete and final payment and performance of the “Guaranteed Obligations” (as defined in the Guaranty Agreement).

C. Concurrently herewith, the Borrower is entering into a certain Limited Waiver and Amendment No. 5 to Note Agreement, dated the date hereof (the “Note Amendment”), with the Purchasers, pursuant to which the Purchasers and the Borrower have, among other things, agreed to amend certain provisions of the Note Agreement and make certain financial accommodations to the Borrower as provided in such amendment.

D. Concurrently herewith, the Company is also entering into a certain Limited Waiver and Amendment No. 5 to Guaranty Agreement, dated the date hereof (the “Guaranty Amendment”), with the Purchasers, pursuant to which the Purchasers and the Company have, among other things, agreed to amend certain provisions of the Guaranty Agreement and make certain financial accommodations to the Company as provided in such amendment.

E. Concurrently herewith, each Initial Subsidiary Grantor, and each additional Person that hereinafter executes a joinder thereto, is entering into a certain Subsidiary Guaranty Agreement, dated the date hereof (the “Subsidiary Guaranty Agreement”), with the Purchasers, pursuant to which such Persons have, among other things, agreed to guarantee the full, complete and final payment and performance of the “Guaranteed Obligations” (as defined in the Subsidiary Guaranty Agreement).

F. The Purchasers are willing to enter into the Note Amendment and Guaranty Amendment and otherwise make, extend and maintain certain financial accommodations to the Borrower and Company as provided in such amendments, but only upon the condition, among others, that the Company, the Borrower and the Initial Subsidiary Grantors shall have executed and delivered this Agreement to the Collateral Agent, on behalf and for the benefit of the Secured Parties.

AGREEMENT

NOW, THEREFORE, in order to induce the Purchasers to enter into the Note Amendment and the Guaranty Amendment and to otherwise make, extend and maintain financial accommodations to or for the benefit of the Credit Parties on the terms and subject to the conditions set forth therein, and for other good and valuable consideration, and intending to be legally bound, each Grantor, jointly and severally, hereby represents, warrants, covenants and agrees as follows:

SECTION 1. Defined Terms. Capitalized terms not defined herein shall have the meanings given to them in the Note Agreement. The following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Account” means and includes any “account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Account Debtor” means a Person obligated on an Account, Chattel Paper or General Intangible, but does not include a Person obligated to pay on or under an Instrument, even if such Instrument constitutes a part of Chattel Paper.

“Additional Grantor” has the meaning specified for such term in Section 12(m) of this Agreement.

“Affiliate” has the meaning specified for such term in the Note Agreement.

“Agreement” has the meaning specified for such term in the introductory paragraph hereto.

“Asset Sale Proceeds Reserve Account” has the meaning specified in Section 6(a)(iii).

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as now and hereafter in effect, any successors to such statute and any other applicable bankruptcy, insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction relating to the reorganization, readjustment, liquidation, dissolution, release or other relief of debtors, or providing for the appointment of a receiver, trustee, custodian or conservator or other similar official for all or any substantial part of such debtor’s assets, or for the making of an assignment for the benefit of creditors of a debtor.

“Borrower” has the meaning specified for such term in the introductory paragraph hereto.

“Certificate of Title” means all certificates of title (or similar ownership documents) with respect to which applicable law provides for a security interest to be identified on such certificate as a condition for the perfection or priority of a security interest over the rights of a lien creditor or other persons with respect thereto.

“Chattel Paper” means and includes any “chattel paper,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Collateral” means all of each Grantor’s: (i) Accounts; (ii) Chattel Paper; (ii) Commercial Tort Claims; (iii) Contracts; (iv) Deposit Accounts; (v) Documents; (vi) Equipment; (vii) Fixtures; (viii) General Intangibles; (ix) Instruments; (x) Inventory; (xi) Investment Property; (xii) Letter-of-Credit Rights; (xiii) Supporting Obligations; (xiv) other goods and personal property of such Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Grantor and wherever located; and (xv) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. Notwithstanding the foregoing, the term “Collateral” shall not include “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. in its capacity as collateral agent for the Secured Parties, together with its successors and assigns in such capacity.

“Collateral Documents” has the meaning specified for such term in the Note Agreement.

“Commercial Tort Claims” means any claim arising in tort now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, including, without limitation, those from time to time listed on Schedule VI hereto.

“Commodity Account” means and includes any “commodity account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Company” has the meaning specified for such term in the introductory paragraph hereto.

“Contract” means any contract (including any customer, vendor, supplier, service or maintenance contract), lease, license (including any License), undertaking, purchase order, permit, franchise agreement or other agreement (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which any Grantor may now hold or hereafter acquires or receives any right or interest, including with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright” means any of the following now owned or hereafter acquired or created (as a work for hire for the benefit of such Grantor) by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) any copyright, whether registered or unregistered, held pursuant to the laws of the United States of America or of any other country or foreign jurisdiction; (b) registration, application or recording in the United States Copyright Office or in any similar office or agency of the United States of America or any other country or foreign jurisdiction; (c) any continuation, renewal or extension thereof; and (d) any registration to be issued in any pending application, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of such Grantor) or acquired by such Grantor, in whole or in part.

“Copyright License” means any agreement, whether in written or electronic form, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest granting any right to use or right not to be sued with respect to the use of any Copyright or any work protectable by Copyright.

“Credit Party” means the Company, the Borrower and each Initial Subsidiary Grantor.

“Deposit Account” means and includes any “deposit account” as such term is defined in Article 9 of the UCC.

“Designated Accounts” has the meaning specified in Section 6(a).

“Documents” means and includes any “documents,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Equipment” means and includes any “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Event of Default” has the meaning specified for such term in Section 8 hereof.

“Excess Cash Flow Deposit Amount” means, with respect to any date of an Excess Cash Flow Sweep Prepayment, that portion of the 20% of Excess Cash Flow for the applicable fiscal quarter of the Company which is not applied to an Excess Cash Flow Sweep Prepayment on such date, as provided in paragraph 4B of the Note Agreement.

“Excess Cash Flow Sweep Account” has the meaning specified in Section 6(a)(i).

“Fixtures” means and includes any “fixtures,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“GAAP” means generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time.

“General Intangible” means and includes any “general intangible,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Grantors” has the meaning specified for such term in the Preamble hereto.

“Guaranty Agreement” has the meaning specified for such term in the Recitals hereto.

“Guaranty Amendment” has the meaning specified for such term in the Recitals hereto.

“Initial Subsidiary Grantors” has the meaning specified for such term in the Preamble hereto.

“Instrument” means and includes any “instrument,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, Internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

“Inventory” means and includes any “inventory,” as such term is defined in Article 9 of the UCC, wherever located, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Investment Property” means and includes any “investment property,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit A attached hereto.

“Letter-of-Credit Right” means any right now owned or hereafter acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, in each case to payment or performance under a letter of credit (as such term is defined in Article 5 of the UCC), whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Lien” has the meaning specified for such term in the Note Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (ii) the ability of any Credit Party to perform its obligations under any of the Transaction Documents, or (iii) the validity or enforceability of any of the Transaction Documents.

“Note Agreement” has the meaning specified for such term in the Recitals hereto.

“Note Amendment” has the meaning specified for such term in the Recitals hereto.

“Note Documents” means the Note Agreement and Guaranty Agreement.

“Patent” means any of the following now hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest: (a) letters patent and right corresponding thereto, of the United States of America or any other country or other foreign jurisdiction, any registration and recording thereof, and any application for letters patent, and rights corresponding thereto, of the United States of America or any other country or other foreign jurisdiction, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or other foreign jurisdiction; (b) any reissue, continuation, continuation-in-part or extension thereof; (c) any petty patent, divisional, and patent of addition; and (d) any patent to issue in any such application.

“Patent License” means any agreement, whether in written or electronic form, now hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest granting any right to use or right not to be sued with respect to any Patent or any invention on which a Patent is in existence.

“Permitted Investments” has the meaning specified for such term in the Collateral Agency Agreement.

“Person” has the meaning specified for such term in the Note Agreement.

“Pledge Agreement” means that certain Pledge Agreement dated the date hereof entered into by the Company in favor of the Collateral Agent for the benefit of the Secured Parties.

“Proceeds” means and includes any “proceeds,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Purchasers” means the original Purchasers of the Notes pursuant to the Note Agreement, each of whom holds Notes on the date hereof.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, guideline or determination of an arbitrator, a court or other governmental authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Required Holders” has the meaning specified for such term in the Note Agreement.

“Restricted Cash Reserve Account” has the meaning specified in Section 6(a(ii).

“Secured Obligations” means (a) all obligations of the Borrower for the payment of the principal amount of the Notes, accrued interest thereon, Yield-Maintenance Amount, non-usage fees and all other fees and amounts due to the holders of Notes pursuant to the terms of the Note Agreement and the other Transaction Documents, (b) the “Guaranteed Obligations” as such term is defined in the Guaranty Agreement, (c) the “Guaranteed Obligation” as such term is defined in the Subsidiary Guaranty Agreement and (d) any and all other debts, liabilities and reimbursement obligations, indemnity obligations and other obligations for monetary amounts, fees, expenses, costs or other sums (including reasonable attorneys’ fees and costs) chargeable to any Credit Party under or pursuant to any of the Transaction Documents.

“Secured Parties” means the holders from time to time of the Notes.

“Securities Account” means and includes any “securities account,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Subsidiary” has the meaning specified for such term in the Note Agreement.

“Subsidiary Guaranty Agreement” has the meaning specified for such term in the Recitals hereto.

“Supporting Obligations” means and includes any “supporting obligations,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

“Trademark License” means any agreement, whether in written or electronic form, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest granting any right to use or right not to be sued for the use of any Trademark or Trademark registration.

“Trademarks” means any of the following now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest: (a) any trademark, service mark, trade name, corporate name, business name, trade style, logo, other source or business identifier, print or label on which any of the foregoing have appeared or appear, design or other general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registration, recording and application in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or other foreign jurisdiction; and (b) any reissue, extension or renewal of any of the foregoing.

“Transaction Documents” has the meaning specified for such term in the Note Agreement.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles, Divisions, Parts, Chapters, Sections and the like, as applicable, thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

SECTION 2. Grant of Security Interest. As security for the full, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Purchasers to enter into the Note Amendment and the Guaranty Amendment, and make, extend and maintain financial accommodations to and for the benefit of the Credit Parties upon the terms and subject to the conditions of the Transaction Documents, each Grantor hereby mortgages, pledges and hypothecates to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a security interest in and to all of such Grantor’s respective right, title and interest in, to and under the Collateral, whether now existing or hereafter arising or acquired.

SECTION 3. Assignment of Contracts; Rights of the Collateral Agent; Collection of Accounts.

(a) In furtherance of Section 2 and the purposes of this Agreement, each Grantor hereby mortgages, pledges and hypothecates to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a security interest in and to, all right, title and interest of such Grantor in and to, and all benefits accruing to such Grantor pursuant to, each of the Contracts, Instruments, Chattel Paper and Investment Property, provided, however, that, unless an Event of Default shall have occurred and be continuing, such Grantor shall have the right to exercise any of its rights under the Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound (including the right to enter into possession of and use any and all property leased or licensed to such Grantor, as lessee or licensee, the right to use any or all of the facilities made available to such Grantor and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of any default giving rise to a right in favor of such Grantor, under any of the Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound, and to do any and all other things whatsoever which such Grantor is or may become entitled to do under any of the Contracts, Instruments, Chattel Paper or Investment Property to which it is a party or by which it is bound); and provided, further, that during the continuance of any Event of Default, the Collateral Agent shall have the right (but not the obligation) to exercise any and all rights under the Contracts, Instruments, Chattel Paper and Investment Property (including all rights set forth in the parenthetical in the immediately preceding proviso and in Section 3(d)).

(b) Notwithstanding anything contained in this Agreement to the contrary, each Grantor expressly agrees that it shall not default under any of its Contracts, Instruments, Chattel Paper or Investment Property, it shall observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract, Instrument, Chattel Paper or Investment Property unless and to the extent such default(s) or other failure(s) could not, individually or in the aggregate, with reasonable likelihood, be expected to have a Material Adverse Effect; provided, however, that Grantor may suspend performance of its obligations under any such Contract, Instrument, Chattel Paper or Investment Property in the event of a material breach of such Contract, Instrument, Chattel Paper or Investment Property by a third party. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Contract, Instrument, Chattel Paper or Investment Property by reason of or arising out of this Agreement or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent or any Secured Party of any payment relating to any Contract, Instrument, Chattel Paper or Investment Property pursuant hereto, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, Instrument, Chattel Paper or Investment Property, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, Instrument, Chattel Paper or Investment Property, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c) The Collateral Agent authorizes each Grantor to collect its Accounts; provided that the Collateral Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Collateral Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by any Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Collateral Agent subject to withdrawal by the Collateral Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Collateral Agent’s property, on behalf and for the benefit of the Secured Parties, and shall not be commingled with such Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of such Grantor’s

Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent may, in its sole discretion, after consultation with the Required Holders, apply all or a part of the funds on deposit in said special account to the principal of or interest on, or both, in respect of any of the Secured Obligations in accordance with the provisions of Section 8(h), and any part of such funds which the Collateral Agent elects not so to apply and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Agent to the appropriate Grantor. If an Event of Default has occurred and is continuing, at the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the sale (or other disposition) and delivery of such Inventory and such Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(d) The Collateral Agent may at any time, upon the occurrence and during the continuation of any Event of Default, notify Account Debtors of such Grantor, parties to the Contracts of such Grantor, obligors in respect of Instruments, Chattel Paper and Investment Property of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, Instruments, Chattel Paper and Investment Property have been assigned as collateral security to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and that payments shall be made directly to the Collateral Agent pursuant to its written instructions. Upon the request of the Collateral Agent, such Grantor shall so notify such Account Debtors, parties to such Contracts and obligors in respect of such Instruments, Chattel Paper and Investment Property. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts and Licenses and obligors in respect of such Instruments, Chattel Paper and Investment Property to verify with such parties, to the Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Licenses, Instruments, Chattel Paper or Investment Property.

SECTION 4. Representations and Warranties. Each of the Grantors represents and warrants to the Collateral Agent as of the date such Grantor becomes a party hereto that:

(a) Such Grantor is the sole legal and equitable owner of, or, as to Intellectual Property licensed from other Persons, licensee of, each item of the Collateral in which it purports to grant a security interest hereunder, and such Grantor has good, merchantable and insurable title or rights thereto free and clear of any and all Liens, except for the Liens permitted under the Note Documents.

(b) No effective security agreement, collateral control agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by such Grantor in favor of the Collateral Agent pursuant to this Agreement or such as relate to the Liens expressly permitted under the Note Documents.

(c) The security interest in the Collateral created hereunder in favor of the Collateral Agent, on behalf and for the benefit of the Secured Parties, constitutes a valid security interest in the Collateral securing the payment of the Secured Obligations. Upon (i) the due filing of UCC financing statements naming the applicable Grantor as “debtor”, naming the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth on Schedule IA, and (ii) in the case of the Collateral comprising Trademarks, Patents or Copyrights, in addition, the due recordation of a “Notice of Grant of Security Interest in Intellectual Property,” substantially in the form of Exhibit B, with respect to such Trademarks or Patents, with the United States Patent and Trademark Office, and with respect to Copyrights, with the United States Copyright Office, then the security interest in the Collateral granted to the Collateral Agent, on behalf and for the benefit of the Secured Parties, will, to the extent a security interest in the Collateral may be perfected by filing UCC financing statements and, in the case of the Collateral comprising Intellectual Property, in addition to the filing of such UCC financing statements, by the recordation of the “Notice of Grant of Security Interest in Intellectual Property” with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, constitute perfected security interests therein prior to all other Liens (except for Liens expressly permitted under the Guaranty Agreement that have priority by operation of law); provided, however, additional actions, filings, recordings or registrations in the United States Patent and Trademark Office and the United States Copyright Office may be required with respect to the perfection of the Collateral Agent’s security interest in Intellectual Property acquired by any Grantor after the date hereof.

(d) Such Grantor’s taxpayer and organizational identification numbers are, and chief executive office, principal place of business, and the place where such Grantor maintains its records concerning the Collateral are presently located at the address(es), set forth on Schedule IB. If such Grantor is a corporation, limited liability company, limited partnership, corporate trust or other registered organization, the state (or if not a state, the other jurisdiction) under whose law such registered organization was organized is set forth on Schedule IC. The Collateral of such Grantor, other than Deposit Accounts, Securities Accounts and Commodity Accounts, is presently located, within the meaning of the UCC, at the address(es) further set forth for such Grantor on Schedule ID. Such Grantor shall not change its taxpayer identification number or such chief executive office, principal place of business or remove or cause to be removed, the records concerning the Collateral from those premises without at least thirty (30) days prior written notice to the Collateral Agent. In the event that any Grantor shall change its chief executive office or principal place of business (provided that the new location is leased to the Grantor), then, concurrently with entering into the lease for the new location, such Grantor shall furnish to the Collateral Agent, an executed and delivered access agreement in favor of the Collateral Agent with respect to the new location, in form and substance reasonably satisfactory to the Collateral Agent. Such Grantor shall not change its jurisdiction of organization without the prior written consent of the Collateral Agent.

(e) All Collateral of such Grantor comprising Chattel Paper, Instruments (in an outstanding or stated principal amount in excess of $25,000) or Investment Property comprising certificated securities is set forth for such Grantor on Schedule II. All action necessary or desirable to protect and perfect such security interest in each item set forth on Schedule II, including the delivery of all originals thereof, duly indorsed in favor of the Collateral Agent, to the Collateral Agent, has been duly taken. The security interest of the Collateral Agent in each Grantor’s Collateral listed on Schedule II is prior in right and interest to all other Liens (other than Liens expressly permitted under the Guaranty Agreement that have priority by operation of law) and is enforceable as such against creditors of and purchasers from such Grantor.

(f) All federally registered Copyrights, Copyright Licenses, Patents, and Trademarks owned, held or in which such Grantor otherwise has acquired or received any rights or interest are listed on Schedule III. Such Grantor shall promptly amend Schedule III from time to time to reflect any material additions to or deletions from this list. Except as set forth on Schedule III, none of the Patents, Trademarks or Copyrights has been licensed to any third party except in the ordinary course of publishing newspapers and related products.

(g) The name and address of each depository institution at which such Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on Schedule IV-A. The name and address of each securities intermediary or commodity intermediary at which such Grantor maintains any Securities Account or Commodity Account and the account number and account name is listed on Schedule IV-A. Such Grantor agrees to amend Schedule IV-A from time to time within five (5) Business Days after opening any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

(h) All motor vehicles and other Equipment subject to a Certificate of Title owned, held or in which such Grantor otherwise has acquired or received any rights or interest are listed on Schedule V. Such Grantor shall promptly amend Schedule V from time to time to reflect any additions to or deletions from this list.

(i) Such Grantor has no Commercial Tort Claims with a stated or potential claim in excess of $100,000 other than those set forth on Schedule VI hereto. Such Grantor shall promptly amend Schedule VI from time to time to reflect any additions to or deletions from this list.

(j) There are no Accounts or Chattel Paper of such Grantor which arise out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, except for those listed on Schedule VII hereto. Such Grantor shall promptly amend Schedule VII from time to time (and, in any event, in accordance with Section 5(n) hereof) to reflect any additions to or deletions from this list.

(k) Such Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to the Collateral Agent by such Grantor under Section 2 of this Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC, except for Liens created in favor of the Collateral Agent by this Agreement or as expressly permitted under the Note Documents.

(l) None of the Investment Property of such Grantor has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

SECTION 5. Covenants. Each Grantor covenants and agrees with the Collateral Agent that so long as any of the Secured Obligations shall remain unpaid:

(a) Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem necessary or desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any Contract held by such Grantor or in which such Grantor has any right or interest not heretofore assigned, (ii) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (iii) filing or cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any intentional treaty, required to secured or protect the Collateral Agent’s security interest in such Grantor’s Collateral, (iv) transferring such Grantor’s Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession), (v) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement in form and substance reasonably acceptable to the Collateral Agent with respect to each Deposit Account; provided however, a collateral control agreement shall not be required for any individual Deposit Account with an amount less than $15,000 at all times; notwithstanding the foregoing, in no event shall the aggregate amount in all Deposit Accounts not subject to collateral control agreement exceed $100,000 at any time), Securities Account, Commodity Account or Letter-of-Credit Right in or to which such Grantor has any right or interest in order to perfect the security interest created hereunder in favor of the Collateral Agent (including giving the Collateral Agent “control” over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), but excluding the Deposit Accounts and Securities Accounts identified on Schedule IV-B, which are used exclusively for employee payroll or employee trust accounts, (vi) executing and delivering or causing to be delivered written notice to insurers of the Collateral Agent’s security interest in, or claim in or under, any policy of insurance (including unearned premiums), (vii) using its best efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral in an aggregate amount in excess of $250,000 may from time to time be stored or located, and (viii) placing the interest of the Collateral Agent as lienholder (or other similar designation) on the Certificate of Title of any motor vehicles or other Equipment constituting Collateral owned by such Grantor which is covered by a Certificate of Title and delivering the original thereof to the Collateral Agent or its designated agent), it being understood that the Grantors shall not be required to comply with the foregoing requirements of this clause (viii) prior to an Event of Default unless the aggregate book value of motor vehicles and such Equipment exceeds $750,000 (in which case, and in the case of an Event of Default, all Certificate of Titles will be required to be delivered with the Collateral Agent’s Lien properly noted thereon). Such Grantor also hereby authorizes the Collateral Agent and each Secured Party to file any such financing or continuation statement, and any amendments thereto, all without the signature of such Grantor. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law, and without limiting the generality of the foregoing, the Collateral Agent is expressly authorized to use a collateral description that encompasses “all assets” or “all personal property” or words of similar import in any such financing statement. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business and any Instrument in the outstanding or stated amount of less than $25,000, shall be duly endorsed in a manner reasonably satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly and in any event within five (5) Business Days of such Grantor’s receipt thereof. If at any time any Grantor shall hold any Investment Property comprised of certificated or uncertificated securities, such Grantor shall promptly, and in any event within five (5) Business Days of such Grantor’s acquisition or receipt thereof, pledge such Investment Property to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of a pledge agreement in form and substance satisfactory to the Collateral Agent.

(b) Maintenance of Records. Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral and all other dealings with such Collateral. At the Collateral Agent’s reasonable request, such Grantor shall mark its books and records pertaining to its Collateral with a legend, approved by the Collateral Agent in its reasonable discretion, to identify and evidence this Agreement and the security interests granted hereby.

(c) Indemnification. In any suit, proceeding or action brought by the Collateral Agent or any Secured Party relating to any of such Grantor’s Accounts, Chattel Papers, Deposit Accounts, General Intangibles (including any Contracts), Instruments, Letter-of-Credit Rights or Investment Properties for any sum owing thereunder, or to enforce any provision of any of such Grantor’s Accounts, Chattel Papers, Deposit Accounts, General Intangibles (including any Contracts), Instruments, Letter-of-Credit Rights or Investment Properties, such Grantor shall save, indemnify and keep the Collateral Agent, each Secured Party, and each of their respective officers, directors, employees, agents, advisors, and representatives (collectively, the “Indemnified Persons”) harmless from and against any and all liabilities, expenses, losses or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against any Indemnified Person. Each Grantor hereby further shall save, indemnify and keep each Indemnified Person harmless from, any and all claims, liabilities, expenses, losses or damages arising out of, resulting from, or otherwise related to the subject matter of this Agreement, including but not limited to any claims, liabilities, expenses, losses or damages arising out of or resulting from (a) the failure by such Grantor to perform any obligations or undertakings required to be performed by such Grantor under or in connection with the Collateral (including the failure of any warranty or representation (express or implied) in respect of the sale of any Inventory), (b) any failure by such Grantor, in connection with any of the Collateral, to comply with any applicable Requirement of Law, or (c) any bodily injury, death or property damage occurring in connection with the use, sale or other disposition of the Collateral; provided that such Grantor shall not be liable to any Indemnified Person pursuant to this Section 5(c) solely to the extent any such liability, expense, loss or damage arises from such Indemnified Person’s gross negligence or willful misconduct.

(d) Limitation on Liens on Collateral. Such Grantor shall not create, permit or suffer to exist, and shall defend its Collateral against and take such other action as is necessary to remove, any Lien on such Collateral, except for Liens expressly permitted under the Note Documents. Such Grantor shall further defend the right, title and interest of the Collateral Agent in and to any of such Grantor’s rights under the Collateral and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

(e) Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default, such Grantor shall not, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Account, Chattel Paper or Instrument or amounts due under any Contract, Deposit Account, Letter-of-Credit Right or Investment Property, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of such Grantor.

(f) Maintenance of Insurance. Such Grantor shall maintain, with financially sound and reputable companies, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. In addition, such Grantor shall maintain, with financially sound and reputable companies, insurance policies insuring (a) its Equipment, Fixtures and Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses, and reasonably satisfactory to the Required Holders, and (b) against liability for personal injury and property damage relating to such Equipment, Fixtures and Inventory, and reasonably satisfactory to the Required Holders. The Grantor, at its expense, shall obtain a loss payable endorsement to each policy of property insurance in favor of the Collateral Agent for the benefit of the Secured Parties and each policy of liability insurance shall name the Collateral Agent for the benefit of the Secured Parties as an additional insured. Each Grantor shall, if so requested by the Collateral Agent, deliver to the Collateral Agent, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker reasonably satisfactory to the Collateral Agent with respect to the insurance on its Equipment, Fixtures and Inventory. Within 60 days of the date hereof, all policies of insurance required to be maintained pursuant to this Section 5(f) shall (i) contain a clause which provides that the Collateral Agent’s and the Secured Parties’ interests under the policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy; and (ii) provide that, as to the interests of the Collateral Agent under such policies, no cancellation, reduction in amount or change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof.

(g) [Reserved]

(h) Limitations on Disposition. Such Grantor shall not sell, lease, license, transfer or otherwise dispose of any of such Collateral, or attempt or contract to do so, except as permitted by the Note Documents.

(i) Further Identification of Collateral. Such Grantor shall, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent shall reasonably request, statements and schedules further identifying and describing its Collateral and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(j) Notices. Such Grantor shall advise the Collateral Agent promptly upon obtaining knowledge thereof, in reasonable detail, of (a) any material Lien, other than Liens expressly permitted under the Note Documents, attaching to or asserted against any of its Collateral, (b) the occurrence of any other event which could have a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder, and (c) the acquisition of any Commercial Tort Claim and grant to the Collateral Agent, for the benefit of the Secured Parties, of a security interest therein and in the proceeds thereof.

(k) Right of Inspection and Audit. Such Grantor shall permit the Collateral Agent and the Secured Parties such rights of visitation, inspection and audit of the Collateral as provided in the Note Documents or any other Transaction Document.

(l) Maintenance of Properties. Such Grantor shall, and shall cause each of its Subsidiaries to, (i) maintain and keep, or cause to be maintained and kept, their respective properties, assets and facilities, including its Equipment and Fixtures in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, and (ii) maintain and preserve all material rights, privileges and franchises that such Grantor or its Subsidiaries now have, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(m) Covenants Regarding Intellectual Property.

(i) Such Grantor shall notify the Collateral Agent promptly if (A) it knows or has reason to know that any application or registration relating to any Patent or Trademark of such Grantor which is material to the conduct of such Grantor’s business may become abandoned, (B) if a terminal disclaimer is filed with respect to any Patent in the United States Patent and Trademark Office, or (C) of any other adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding such Grantor’s ownership or license of any Copyright, Patent or Trademark which is material to the conduct of such Grantor’s business, its right to register the same, or to keep and maintain the same.

(ii) Such Grantor shall take all commercially reasonable steps necessary (if any be required) to prevent any misuse, infringement, invalidation, misappropriation, unauthorized use or abandonment of its Copyrights, Patents, Trademarks or other Intellectual Property, whether owned or licensed. Such Grantor’s efforts pursuant to this Section 5(m) shall include, but not be limited to: (A) establishing prudent security measures and procedures governing access to, and use of, property protected by such Copyrights, Trademarks or Patents or of such Intellectual Property owned or licensed by such Grantor or developed by any Person on behalf of such Grantor; (B) establishing and maintaining in force any agreements with employees and consultants or any written terms of employment, as are customarily used in such Grantor’s industry for the protection of such Intellectual Property; and (C) vigorous enforcement of such Grantor’s rights in any such Intellectual Property.

(iii) In no event shall such Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, any Copyright with the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof unless it promptly informs the Collateral Agent and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Copyright, Patent or Trademark, including, with respect to Trademarks, the goodwill of such Grantor, relating thereto or represented thereby.

(iv) Such Grantor shall take all reasonable and necessary action to maintain and pursue each application (and to obtain the relevant registration) and to maintain the registration of each of the Copyrights, Patents and Trademarks of such Grantor which is material to the conduct of such Grantor’s business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(v) In the event that any Copyright, Patent or Trademark of such Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is not material to the conduct of such Grantor’s business, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

(vi) Such Grantor covenants and agrees that in the event any Patent is or becomes subject to a terminal disclaimer, the security interest granted in this Agreement shall extend to the Patent necessitating the disclaimer and such Patent shall not be sold, transferred or otherwise alienated without the prior written consent of the Collateral Agent.

(n) Covenants Regarding Federal Government Contracts. If any Account or Chattel Paper of any Grantor arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, such Grantor shall (i) promptly notify the Collateral Agent thereof in writing, and execute and deliver in connection therewith (A) a collateral assignment of claims in favor of the Collateral Agent, and (B) a notice of collateral assignment of claims directed to the appropriate federal government agencies and agents thereof as required under applicable law, each in form and substance reasonably satisfactory to the Collateral Agent, (ii) promptly take any other steps reasonably required by the Collateral Agent in order to ensure that all moneys due or to become due under such contract or contracts shall be collaterally assigned to the Collateral Agent, for the benefit of the Secured Parties, and notice thereof given under the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727; 41 U.S.C. 15), or other applicable law, and (iii) promptly update Schedule VII hereto and deliver a copy of such revised schedule to the Collateral Agent, together with copies of all related contracts evidencing such Accounts and/or Chattel Paper. Notwithstanding the foregoing, the Grantors shall not be required to comply with the foregoing in connection with purchase orders for the publication of notices so long as the aggregate amount owing under all of such purchase orders does not at any time exceed $100,000.

SECTION 6. Designated Accounts.

(a) Creation of the Designated Accounts.

The Collateral Agent hereby establishes the following special, segregated and irrevocable cash collateral accounts (the “Designated Accounts”) which shall be maintained at all times until the termination of this Agreement:

(i) an account (the “Excess Cash Flow Sweep Account”) with account number 506217, pursuant to which amounts in respect of Excess Cash Flow will be deposited in accordance with paragraph 4B of the Note Agreement, Section 4.9(i) of the Guaranty Agreement and Section 6(b) hereof;

(ii) an account (the “Restricted Cash Reserve Account”) with account number 555041, pursuant to which amounts will be deposited in accordance with paragraph 4.9(ii) of the Guaranty Agreement and Section 6(c) hereof; and

(iii) an account (the “Asset Sale Proceeds Reserve Account”) with account number 555042, pursuant to which Asset Sale Proceeds will be deposited in accordance with paragraph 4D of the Note Agreement, Section 4.9(iii) of the Guaranty Agreement and Section 6(d) hereof.

All amounts from time to time in any Designated Account shall be held in the name of the Collateral Agent for the benefit of the Secured Parties and the Grantors. All amounts at any time in any of the Designated Accounts shall constitute a part of the Collateral and shall not constitute payment of any obligation owing to the Collateral Agent or the Secured Parties until applied as hereinafter provided. Each deposit to a Designated Account shall specifically identify the Designated Account to which such deposit shall be credited.

(b) Deposits to and Disbursements from Excess Cash Flow Sweep Account.

(i) Deposits to Excess Cash Flow Sweep Account. The Grantors shall deposit, or cause to be deposited, with the Collateral Agent for further deposit into the Excess Cash Flow Sweep Account on the 45th day after the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending closest to March 31, 2009 through and including the last day of the fiscal quarter ending closest to December 31, 2011) the Excess Cash Flow Deposit Amount, if any, for such fiscal quarter, which amount shall be as set forth in the certificate delivered to the holders of Notes and the Collateral Agent pursuant to paragraph 4B of the Note Agreement.

(ii) Disbursements. So long as no Event of Default has occurred and is continuing, the Collateral Agent, on the 45th day after the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending closest to March 31, 2009 through and including the last day of the fiscal quarter ending closest to December 31, 2011), shall disburse funds from the Excess Cash Flow Sweep Account to the Secured Parties (in the manner and in the amounts set forth in a written request of the Company or the Borrower delivered to the Collateral Agent at least two Business Days prior to such 45th day) to pay the principal of the Notes as provided in paragraph 4B of the Note Agreement. If an Event of Default shall exist, such funds shall be disbursed at the direction of the Required Holders.

(c) Deposits to and Disbursements from Restricted Cash Reserve Account.

(i) Deposits. The Grantors shall on the date hereof deposit $9,000,000 into the Restricted Cash Reserve Account. The Grantors shall further deposit, or cause to be deposited, with the Collateral Agent on the 45th day after the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending closest to March 31, 2009 through and including the last day of the fiscal quarter ending closest to December 31, 2011) the amount required by Section 4.9(ii) of the Guaranty Agreement, which cash shall be deposited in the Restricted Cash Reserve Account.

(ii) Disbursements. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall within two Business Days of its receipt of a written request of the Company or the Borrower, disburse funds in the Restricted Cash Reserve Account, (i) (x) to the Secured Parties for the payment of principal and interest due and owing on the Notes solely to the extent that the Company and its Subsidiaries do not have sufficient cash on hand on such date to make such payments, as certified in writing by the Company or the Borrower in such written request or (y) if prior to April 28, 2009, to the Company or the Borrower for working capital and other general corporate purposes, in each case, in the manner and in the amounts set forth in such written request and (ii) shall disburse all funds in excess of $4,500,000 in the Restricted Cash Reserve Account on October 28, 2010 to the Secured Parties. If an Event of Default shall exist such funds shall be disbursed solely at the direction of the Required Holders. Notwithstanding the foregoing, the Collateral Agent, after receipt of the deposit to the Restricted Cash Reserve Account on the date hereof referenced above, shall disburse $4,700,000 of such funds on the date hereof to the Persons, in the amounts and pursuant to the wire instructions all as set forth in a written request of the Company, a copy of which is attached hereto as Schedule VII.

(d) Deposits to and Disbursements from Asset Proceeds Reserve Account.

(i) Deposits. The Grantors shall deposit, or cause to be deposited, with the Collateral Agent for further deposit in the Asset Sale Proceeds Reserve Account all Asset Sale Proceeds immediately upon receipt thereof by any Grantor.

(ii) Disbursements. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall, within two Business Days of its receipt of a written request of the Company or the Borrower, disburse funds in the Asset Sale Proceeds Reserve Account (in the amount and in the manner set forth in such written request), to the Secured Parties for the payment of principal and interest due and owing on the Notes. If an Event of Default shall exist such funds shall be disbursed solely at the direction of the Required Holders.

(e) Investment of Funds in Deposited Accounts.

The Collateral Agent shall invest any cash held in any Designated Account from time to time in Permitted Investments prior to an Event of Default at the direction of the Company and thereafter at the direction of the Required Holders. In the event the Company or the Required Holders, as the case may be, fail to direct the investment of funds held by the Collateral Agent, the Collateral Agent shall invest such funds in the investment described in clause (vi) of the definition of Permitted Investments. Any income or gain realized as a result of any such investment shall be held as part of the applicable Deposited Account and reinvested as provided in this Agreement until disbursed in compliance with this. Section 6. For purposes of any income tax payable on account of any such income or gain, such income or gain shall be for the account of the Company. The Collateral Agent shall have no liability for any loss resulting from any such investment other than by reason of its willful misconduct or gross negligence. Any such investment may be, but is not required to be, liquidated by the Collateral Agent, in a manner intended to minimize any loss of principal prior to maturity, whenever necessary to make any deposit, distribution or transfer required by this Agreement. The Collateral Agent shall not be liable to any Person for any investment loss resulting from any such liquidation of investments.

SECTION 7. The Collateral Agent’s Appointment as Attorney-in-Fact.

(a) Subject to Section 7(b) below, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer, co-agent or sub-agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right (but not the obligation), on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any of such Grantor’s Collateral and, in the name of such Grantor in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any such Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any such Collateral whenever payable;

(ii) to pay or discharge any Liens, including any tax lien, levied or placed on or threatened against such Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be on behalf and for the benefit of the Secured Parties and the Collateral Agent and not such Grantor; and

(iii) to (A) direct any Person liable for any payment under or in respect of any of such Collateral to make payment of any and all monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any such Collateral, (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to such Collateral, (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect such Collateral or any part thereof and to enforce any other right in respect of any such Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any such Collateral, (F) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent, Copyright, Trademark or other Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine, and (H) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent may reasonably deem necessary to protect, preserve or realize upon such Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) The Collateral Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Collateral Agent, on behalf and for the benefit of the Secured Parties, pursuant to this Section 7 Each Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are finally and completely paid and performed in full; provided that the foregoing power of attorney shall terminate upon the full, complete and final payment and performance of the Secured Obligations and the termination of all commitments and obligations of the Secured Parties under the Transaction Documents.

(c) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and each Secured Party’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall have no duty as to any Collateral, including any responsibility for (i) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, or

(ii) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the applicable Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. No failure of the Collateral Agent to do any act not so requested shall be deemed a failure to act reasonably. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to any Grantor for any act or failure to act.

(d) Each Grantor also authorizes the Collateral Agent, on behalf of itself and the Secured Parties, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract of such Grantor with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto, and (ii) execute, in connection with the sale of such Grantor’s Collateral provided for in Section 7, any endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

(e) If any Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent or any Secured Party, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and expenses, of the Collateral Agent or such Secured Party, shall be payable by such Grantor to the Collateral Agent within (3) three days of written demand and shall constitute Secured Obligations secured hereby.

SECTION 8. Rights and Remedies Upon Default. It shall be an “Event of Default” hereunder if any Event of Default (as defined in the Note Agreement or the Guaranty Agreement) shall occur. If any Event of Default shall have occurred and be continuing, the Collateral Agent shall have the following rights and remedies as set forth in this Section 8:

(a) If any Event of Default shall occur and be continuing, the Collateral Agent may exercise in addition to all other rights and remedies granted to it under this Agreement, the Note Agreement, the Guaranty Agreement, the other Transaction Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the

Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by such Grantor, and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent any Grantor has the right to do so, such Grantor authorizes the Collateral Agent, on the terms set forth in this Section 8, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of the Collateral Agent, appears to be prior or superior to its security interest. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Collateral Agent’s request, to assemble its Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent and the Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(h), below, with each Grantor remaining jointly and severally liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral. Each Grantor agrees that the Collateral Agent need not give more than ten (10) days’ notice (which notification shall be deemed given if sent in accordance with Section 12(a)) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which the Collateral Agent and the Secured Parties are entitled from such Grantor, such Grantor also being liable for the attorneys’ fees and expenses of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

(b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (as so amended the “Act”), the Collateral Agent may, in its discretion (subject only to applicable Requirements of Law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem desirable, but subject to the other requirements of this Section 8(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its sole discretion: (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the

Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 8(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem desirable in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(c) Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent nor any Secured Party be liable nor accountable to such Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d) Each Grantor also agrees to pay all fees, costs, and reasonable expenses of the Collateral Agent or any of the Secured Parties, including reasonable attorneys’ fees and expenses, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(e) Upon the Collateral Agent’s request, each Grantor agrees that it will promptly execute assignments of its entire right, title and interest in and to each its Patents, Trademarks, Copyrights, and Licenses. Such assignments shall be in form and content which is recordable in the United States Patent and Trademark Office or Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, as applicable, and otherwise reasonably acceptable to the Collateral Agent.

(f) Except as otherwise expressly permitted herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(g) Each Grantor agrees that a breach of any covenants contained in this Section 8 will cause irreparable injury to the Collateral Agent, on behalf of itself and the Secured Parties, that in such event the Collateral Agent and the Secured Parties would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 8 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

(h) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent in the following order of priorities:

First, to the Collateral Agent in an amount sufficient to pay in full the reasonable costs of the Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including reasonable attorneys’ fees and expenses;

Second, to the Secured Parties in an amount sufficient to pay in full the reasonable costs of the Secured Parties in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Secured Parties in connection therewith, including reasonable attorneys’ fees and expenses;

Third, to the Secured Parties in an amount equal to the then unpaid principal of and accrued interest, Breakage Cost Indemnity, non-usage and all other fees and charges payable on the Secured Obligations;

Fourth, to the Secured Parties in an amount equal to any other Secured Obligations under any of the Transaction Documents which are then unpaid; and

Finally, upon payment in full of all of the Secured Obligations, to the Grantors or their representatives according to their interests or as a court of competent jurisdiction may direct.

SECTION 9. Grant of License to Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 8, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Copyright, Patent or Trademark, and to exercise any rights held by such Grantor under any License, now owned or hereafter acquired by such Grantor or in which such Grantor now holds or hereafter acquires any interest, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, subject to any applicable restrictions or limitations contained in such License.

SECTION 10. Limitation on the Collateral Agent’s Duty in Respect of Collateral. The Collateral Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as the applicable Grantor requests in writing other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of the Collateral Agent to do any act not so requested shall be deemed a failure to act reasonably.

SECTION 11. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective against each Grantor should any petition be filed by or against such Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored or returned.

SECTION 12. Miscellaneous.

(a) Notices. Any notice or other communication hereunder shall be addressed and delivered (i) to the Company by delivering such notice in accordance with Section 7.4 of the Guaranty Agreement, (ii) to the Borrower by delivering such notice in accordance with Section 11H of the Note Agreement, (iii) to the Initial Subsidiary Grantors, pursuant to Section 14 of the Subsidiary Guaranty Agreement, and (iv) to the Collateral Agent at the address and telefacsimile number set forth under the Collateral Agent’s signature block of this Agreement.

(b) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

(d) No Waiver; Cumulative Remedies.

(i) The Collateral Agent and each Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(ii) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(iii) None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each of the Grantors and the Collateral Agent.

(e) Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Agreement.

(f) Termination of this Agreement. Subject to Section 11, this Agreement shall terminate upon the full, complete and final payment and performance of the Secured Obligations.

(g) Release of Collateral. Upon any sale or other disposition of title in or to any assets of any Grantor constituting Collateral permitted to be sold or disposed of under the Note Documents, the Collateral Agent, at the reasonable request and at the expense of the applicable Grantor, will execute and deliver to such Grantor such instruments (including UCC partial release statements) acknowledging the release of the Collateral Agent’s security interest in such Collateral so sold or otherwise disposed of, provided that such security interest shall continue to attach to and be perfected in the Proceeds of such Collateral, and will record such instruments with the United States Patent and Trademark Office and the United States Copyright Office as may be necessary to evidence the release of the Collateral Agent’s security interest in such Collateral.

(h) Successor and Assigns. This Agreement and all obligations of each of the Grantors hereunder shall be binding upon the successors and assigns of each such Grantor, and shall, together with the rights and remedies of the Collateral Agent and the Secured Parties hereunder, inure to the benefit of such Collateral Agent and the Secured Parties, and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Collateral Agent hereunder.

(i) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(j) Waiver of Jury Trial. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE SECURED PARTY/GRANTOR RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(k) Jurisdiction; Venue. Each Grantor irrevocably agrees that any legal action or proceeding with respect to this Agreement, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith shall be brought in the courts of the State of New York, or the United States of America for the Southern District of New York as the Collateral Agent or any Secured Party may elect, and, by execution and delivery hereof, each Grantor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by such Grantor against the Collateral Agent or any other Secured Party. Nothing herein shall limit the right that the Collateral Agent or any Secured Party may have to bring proceedings against any Grantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. Each Grantor hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

(l) Counterparts. This Agreement may be executed in any number of counterparts (including those transmitted by electronic transmission (including, without limitation, facsimile and e-mail)), each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of this Agreement may be made by facsimile transmission of a duly executed counterpart copy hereof.

(m) Additional Grantors. From time to time subsequent to the date hereof, additional Subsidiaries and/or Affiliates of the Company may become parties hereto, as additional Grantors (each, an “Additional Grantor”), by executing a Joinder Agreement. Upon the delivery of the Joinder Agreement to the Collateral Agent, such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized signatory on the date first set forth above.

GRANTORS:

PULITZER INC.

By:	/s/ Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Treasurer

ST. LOUIS POST-DISPATCH LLC,

By:	Pulitzer Inc., Managing Member

By:	/s/ Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Treasurer

FAIRGROVE LLC
FLAGSTAFF PUBLISHING CO.
HANFORD SENTINEL INC.
HOMECHOICE, LLC
HSTAR LLC
KAUAI PUBLISHING CO.
NAPA VALLEY PUBLISHING CO
NIPC, INC.
NLPC LLC
NORTHERN LAKES PUBLISHING CO.
NVPC LLC
PANTAGRAPH PUBLISHING CO.
PULITZER MISSOURI NEWSPAPERS, INC.
PULITZER NETWORK SYSTEMS LLC
PULITZER NEWSPAPERS, INC.
PULITZER TECHNOLOGIES, INC.
PULITZER UTAH NEWSPAPERS, INC.
SANTA MARIA TIMES, INC.
SHTP LLC
SOPC LLC
SOUTHWESTERN OREGON PUBLISHING CO.
STL DISTRIBUTION SERVICES LLC
SUBURBAN JOURNALS OF GREATER ST.

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LOUIS LLC
YNEZ CORPORATION

By:	/s/ C. D. Waterman III
Name:	C.D. Waterman III
Title:	Secretary

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Accepted and acknowledged by:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Collateral Agent

By:	/s/ Geraldine Creswell
Name:	Geraldine Creswell
Title:	Assistant Treasurer

Address for Notices:

The Bank of New York Mellon Trust Company, N.A.

Attn: Geraldine Creswell, Asst. Treasurer

10161 Centurion Parkway, N.

Jacksonville, Florida 32256

Fax: 904-645-1921

Email: geri.creswell@bnymellon.com

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